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                                                                   EXHIBIT 10.25
                              CONSULTING AGREEMENT



           THIS AGREEMENT, made as of March 1, 1997, by and between CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation with its principal offices at 37 Manning Road, Billerica, Massachusetts 01821 (the "Company"), and William M. Kinch, an individual with a business address of 48 Oak Ledge Lane, Wilton, Connecticut 06897 (the "Consultant").

                              W I T N E S S E T H:
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           In consideration of the premises and covenants herein contained, the parties hereto agree as follows:

           1. RETENTION AND DESCRIPTION OF SERVICES. During the term of this Agreement, Consultant will furnish consulting services and advice as specifically requested by senior management of the Company. The services and advice will relate to work being done or planned by the Company and described in SCHEDULE A.

           2. TERM OF AGREEMENT. Consultant shall provide services for the period described in SCHEDULE A. This Agreement may be terminated by either party without further notice.

           3. LOCATION OF SERVICES. Consultant's services will be performed at the location set forth in SCHEDULE A.

           4. COMPENSATION. Consultant shall be compensated for services rendered in connection as outlined on SCHEDULE A. The parties agree that, to the extent time is expended by the Consultant in learning the business of the Company and in becoming generally familiar in the areas where consultation will be required, the Consultant shall not be compensated except as previously approved in writing by an officer of the Company.

           5. REIMBURSEMENT OF TRAVEL EXPENSES. The Company will reimburse Consultant for all reasonable expenses incurred by Consultant for travel required in connection with the furnishing of services hereunder, as long as such expenses were authorized by the Company's Sales Travel and Expense Guidelines.

           6. CONSULTANT AS INDEPENDENT CONTRACTOR. Consultant will furnish services as an independent contractor and not as an employee of the Company. Consultant has no power of authority to act for, represent, or bind the Company or any affiliate of the Company in any manner. Consultant is not entitled to any medical coverage, life insurance, unemployment coverage or any other benefits afforded to the Company's employees. If the Company is required to pay or withhold any taxes or make any other payment with respect to fees payable to Consultant, Consultant will reimburse the Company in full for the amounts paid, and permit the Company to make deductions for taxes required to be withheld from any sum due Consultant. Consultant hereby represents to the Company that as an independent contractor, Consultant carries such worker's compensation, comprehensive automobile insurance, and other necessary

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and appropriate business insurance as well as individual insurance with reasonable coverage and in reasonable amounts sufficient to insure against the anticipated risks in connection with its services in this Agreement.

           7. NO CONFLICTING EMPLOYMENT. During the term of this Agreement, Consultant agrees not to enter into any activity, employment, or business arrangement which conflicts with the Company's interests or Consultant's obligations under this Agreement without the Company's express prior written consent. This restriction shall not be construed to prohibit Consultant from contracting with any client listed on SCHEDULE B, attached hereto, with whom he already has or may have a relationship to provide services.

           8. TRADE SECRETS AND DOCUMENTATION. Consultant will treat as proprietary any information, including but not limited to client lists, drawings, marketing and business plans, and other materials belonging to the Company (collectively, the "Confidential Information"). Consultant acknowledges that the Confidential Information, as it may exist from time to time, is a valuable, proprietary and unique asset of the Company's business. The Consultant shall not disclose, both during and after the term of his retention hereunder, any Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever or make any use thereof except for use in the Company's interest and with its express prior written authorization.

           Consultant acknowledges that information of customers of the Company disclosed to Consultant in the course of Consultant's services is proprietary to that customer and will be treated as confidential.

           Consultant assigns and agrees to assign to the Company or its nominee all rights to any materials produced or information conceived or obtained by Consultant during the term of this Agreement with respect to any work which Consultant performs under this Agreement. Further, Consultant agrees to provide the Company with such forms and reports as requested by the Company's senior management.

           The Company shall have access at all reasonable times to all documentation produced regarding services rendered by Consultant pursuant to this Agreement and such documentation shall be the property of the Company at all times. Consultant shall provide to the Company all such documentation regarding services rendered upon request of the Company at any time during the progress of the services or at the expiration or termination of this Agreement.

           9. TERMINATION. The Company shall have the right to terminate this Agreement at any time by giving written notice thereof to Consultant if the Company becomes dissatisfied for any reason with the services provided by the Consultant.

           The Company shall have the option of terminating this Agreement at any time if, in its sole judgment, a conflict of interest exists or is imminent. Consultant will advise the Company


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of his position with respect to any activity, employment, or business arrangement contemplated by Consultant which may be relevant to this Paragraph. For this purpose, Consultant agrees to disclose any such plans to the Company prior to implementation. No termination of this Agreement shall affect the rights or obligations of either party hereto with respect to the services performed prior to the termination.

           If this Agreement terminates for any reason whatsoever, Consultant shall promptly surrender and deliver to the Company all records, materials, documents and data and copies thereof which he may obtain or produce during the course of his consulting relationship with the Company, and he will not take with him any description containing or pertaining to any confidential information, knowledge or data of the Company which he may produce or obtain during the term of the Agreement.

           10. REMEDIES. The Consultant's obligations under Sections 7, 8, and 9 of this Agreement shall survive the expiration or termination of this Agreement. The parties hereto recognize and acknowledge that the provisions of Sections 7 and 8 herein are of critical importance to the business of the Company, that in the event of a breach of said sections the Company would be severely damaged and that upon such breach monetary damages would be impossible to calculate with precision and would be insufficient to compensate the Company. Therefore, in addition to and without limiting any other remedies available at law or hereunder, in the event that Consultant shall breach or threaten to breach any of his obligations under Sections 7 and 8 herein, the Company shall be entitled to obtain equitable remedies, including injunctive relief, without the necessity of posting a bond, and to recover any and all costs and expenses, including reasonable counsel fees, in enforcing this Agreement against the Consultant.

           The Consultant and the Company consider the restrictions contained in paragraphs 7, 8 and 9 herein to be reasonable as to the covenants of, and the duties and restrictions imposed on the Consultant therein, whether in terms of extent, time, or geographic area. If any such covenants, duties or restrictions are found by any court having competent jurisdiction to be unreasonable on the grounds that they are (or any one of them is, as the case may be) too broad to permit enforcement of such provision to its full extent, with respect to scope, period of time or otherwise, the Consultant and the Company agree that such provision shall be enforced to the maximum extent permitted by law, and that such provision may be judicially modified in whatever manner is considered reasonable by such court, and if so amended, shall be enforced.

           11. MISCELLANEOUS. (a) The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

           (b) This Agreement shall be governed by and construed under Massachusetts law.

           (c) All notices, demands and communications provided for herein or made hereunder shall be delivered, or placed in the United States mail, first class, postage prepaid, addressed in


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each case to the address set forth above, until some other address shall have been designated in a written notice to the other parties hereto.

           (d) If either party should waive any breach of any other provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of the Agreement. This Agreement is the entire agreement between the parties relating to the subject matter hereof and supersedes all prior agreements, written or oral, concerning the subject matter hereof. This Agreement may not be altered, modified, or discharged and no provision hereof may be waived except in writing signed by the Company and the Consultant.

           (e) This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company. Neither this Agreement nor any rights or benefits hereunder may be assigned by the Consultant.

           IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed the day and year first above written.


ATTEST:                                CENTENNIAL TECHNOLOGIES, INC.




/s/ Donald R. Peck                     BY: /s/ Lawrence J. Ramaekers
---------------------------------          -------------------------------------


/s/ Donald R. Peck                     /s/ William M. Kinch
---------------------------------      -----------------------------------------

Witness                                Consultant





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                                   SCHEDULE A



Services to be Performed:

           Assist Senior Management in operations of Company

           Assist the Company in Developing marketing programs for subsidiaries

           Perform other assignments as directed by the Board of Directors, the Special Committee of the Board of Directors, or the management of the Company

Term of Consulting Services:

           One (1) Year

Location of Services:

           Worldwide


Consultant Compensation:

           $1,000 per day, to be paid monthly.





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                                   SCHEDULE B



Other Permitted Employment:    Consultant is presently not contracting with any
company which conflicts with the Company's interests.







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